EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

COMPANY NAME                                                   COUNTRY              STATE      OWNERSHIP %
------------------------------------------------------------   ---------------   -----------   -----------
AMCOL Egypt SAE                                                                                    70
AMCOL Europe Limited                                           England                            100
AMCOL Health & Beauty Solutions, Incorporated                  USA                   DE           100
AMCOL International B.V.                                       Netherlands                        100
AMCOL (Holdings) Ltd.                                          England                            100
AMCOL Holdings Canada Ltd.                                     Canada              Ontario        100
AMCOL Specialties Holdings, Inc.                               USA                   DE           100
American Colloid Company                                       USA                   DE           100
Ameri-Co Carriers, Inc.                                        USA                   NE           100
Ameri-Co Logistics, Inc.                                       USA                   NE           100
Ashapura Minechem Ltd.                                         India                               22
Ashapura Volclay Limited                                       India                               50
CETCO China Ltd.                                               China                              100
CETCO Contracting Services Company                             USA                   DE           100
CETCO (Europe) Limited                                         England                            100
CETCO Holdings B.V.                                            Netherlands                        100
CETCO Iberia S.L.                                              Spain                              100
CETCO Korea Ltd.                                               Korea                              100
Comercializadora y Exportadora Cetco Latino America Limitada   Chile                              100
CETCO Oilfield Services Company                                USA                   DE           100
CETCO-POLAND Sp. z o.o                                         Poland                             100
CETCO Technologies (Suzhou) Co. Ltd.                           China                              100
Colin Stewart Minchem Limited                                  England                            100
Colloid Environmental Technologies Company                     USA                   DE           100
Egypt Bentonite & Derivatives Company                          Egypt                               25
Egypt Mining & Drilling Chemicals Company                      Egypt                               25
Egypt Nano Bentonite Co.                                       Egypt                              26.5
Inner Mongolia Tianyu Chemical Industry Co. Ltd.               China                               80
Intergeo Services LLC                                          USA                   PA           100
Lafayette Well Testing, Inc.                                   USA                   LA           100
Linteco Geotechnische Systeme GmbH                             Austria                            100
Linteco Iberia S.L.                                            Spain                              100
Montana Minerals Development Company                           USA                   MT           100
Nanocor, Inc.                                                  USA                   DE           100
Nanocor, Ltd.                                                  England                            100
Silgel Packaging Limited                                       England                            100
Volclay de Mexico, S.A. de C.V.                                Mexico                              49
Volclay DongMing Industrial Minerals Co., Ltd.                 China                              100
Volclay International Corporation                              USA                   DE           100
Volclay Japan Co. Ltd.                                         Japan                               50
Volclay Korea Ltd.                                             Korea                              100
Volclay MinChem  (Jianping) Co. Ltd.                           China                              100
Volclay Pty. Ltd.                                              Australia                          100
Volclay (Tianjin) Industrial Minerals Co., Ltd.                China                              100
Volclay Siam Ltd.                                              Thailand                           100